Exhibit 10.5

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE MAKER THAT SUCH REGISTRATION IS NOT REQUIRED.

GRID PROMISSORY NOTE

Principal Amount: Up to $300,000.00	Dated as of August [●], 2026

Rainier Acquisition Corporation, a Cayman Islands Exempted Company (the “Maker”), promises to pay to the order of Ravenna 7 LLC, a Delaware limited liability company, or its registered assigns or successors in interest (the “Payee”), the aggregate unpaid principal amount of all advances made by Payee to Maker under this Note, up to a maximum principal amount of Three Hundred Thousand Dollars ($300,000.00) outstanding at any time, together with all accrued interest, fees, and other amounts payable hereunder, in lawful money of the United States of America, on the terms and conditions described below. All payments on this Note shall be made by check or wire transfer of immediately available funds or as otherwise determined by the Maker to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note.

1.

Principal.  The principal of this Grid Promissory Note (this “Note”) may be drawn down from time to time prior to the Maturity Date (as defined below), upon written request from Maker to Payee (each, a “Drawdown Request”). Payee may, but shall not be obligated to, fund each Drawdown Request within two (2) business days after receipt thereof. Once an amount drawn down under this Note has been repaid, such amount shall not be available for future Drawdown Requests. Each advance and repayment shall be recorded on Schedule A attached hereto. The books and records of Payee, including Schedule A, shall be conclusive evidence of the principal amount outstanding under this Note absent manifest error. The unpaid principal balance of this Note, together with all other amounts payable hereunder, shall be payable within five (5) business days after the earliest of (a) the date on which the Maker consummates an initial public offering of its securities (the “IPO”), (b) the date on which the Maker determines not to conduct an initial public offering of its securities, and (c) the date that is twelve (12) months after the date of this Note (each such payment date, as applicable, the “Maturity Date”); provided that, upon the consummation of the IPO, Payee may elect to convert all or any portion of the outstanding balance of this Note into Units in lieu of cash repayment pursuant to Section 4. The principal balance may be prepaid at any time.

2.

Use of Proceeds.  Maker shall use the proceeds of any advance under this Note solely for working capital, extension payments, transaction expenses, and other expenses related to Maker’s operations as a special purpose acquisition company, in each case as approved by Maker.

3.	Interest. This Note shall not bear interest.
4.

Optional Conversion.  Upon the consummation of the IPO, Payee may elect to convert all or any portion of the outstanding principal balance of this Note into private placement units (the “Units”) at a conversion price of $10.00 per Unit. The Units and underlying securities shall be identical to the private placement units sold in connection with the IPO as described in the registration statement filed with the Securities and Exchange Commission. Payee shall exercise its conversion right by delivering written notice to Maker within five (5) business days following the consummation of the IPO, specifying the principal amount to be converted. No fractional Units shall be issued upon conversion; in lieu thereof, Maker shall pay cash equal to such fraction multiplied by the conversion price. Upon conversion of the entire outstanding principal balance and payment of all other amounts due hereunder, this Note shall be deemed satisfied in full.

5.

Application of Payments; Late Charges; Collection Costs.  If any payment of principal due under this Note is not received by Payee within five (5) business days after the date such payment is due, Maker shall pay a late charge equal to two percent (2%) of the overdue amount; such late charge is intended to compensate Payee for administrative costs associated with late payment and shall not be construed as a penalty or as interest for any purpose. If this Note is placed in the hands of an attorney for collection, or if Payee incurs any costs incident to the collection of any amount due under this Note, Maker shall pay all such costs, including reasonable attorney’s fees and expenses, whether or not suit is filed. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, then to the payment in full of any late charges, and finally to the reduction of the unpaid principal balance of this Note.

6.

Prior Note.  The parties acknowledge that the Maker (f/k/a Chardan Healthcare Acquisition 4 Company) and the Payee are parties to that certain Promissory Note, dated as of April 13, 2023, in the original principal amount of up to Five Hundred Thousand Dollars ($500,000.00) (the “Prior Note”), under which the sum of Twenty-Five Thousand Dollars ($25,000.00) (the “Prior Note Draw”) has been advanced and remains outstanding as of the date hereof. Effective as of the date hereof, the parties agree that: (i) no further advances shall be requested or made under the Prior Note, and (ii) this Note shall supersede the Prior Note with respect to all future borrowings by the Maker from the Payee; provided that the Prior Note Draw, as outstanding under the Prior Note, shall remain payable in accordance with the terms thereof.

7.	Events of Default. Any of the following shall constitute an event of default (“Event of Default”):
(a)	Failure to Make Required Payments. Failure by Maker to pay the principal of this Note within five (5) business days following the Maturity Date.
(b)

Voluntary Liquidation, Etc.  The commencement by Maker of a proceeding relating to its bankruptcy, insolvency, reorganization, rehabilitation, or other similar action, or the consent by it to the appointment of, or taking possession by, a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the admission by Maker in writing of its inability to pay its debts generally as they become due, or the adoption by Maker’s board of directors (or similar governing body) of a resolution authorizing the filing of a petition or the commencement of any proceeding described in this Section 7(b), or the taking of any other corporate action by Maker in furtherance of any of the foregoing.

(c)

Involuntary Bankruptcy, Etc.  The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Maker in an involuntary case under any applicable bankruptcy, insolvency, or similar law, for the appointing of a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for Maker or for any substantial part of its property, or ordering the winding-up or liquidation of the affairs of Maker, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days.

8.	Remedies.
(a)

Upon the occurrence of an Event of Default specified in Section 7(a) hereof, Payee may, by written notice to Maker, declare this Note to be due immediately and payable, whereupon the unpaid principal amount of this Note, and all other amounts payable thereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b)

Upon the occurrence of an Event of Default specified in Sections 7(b) and 7(c), the unpaid principal balance of this Note, and all other sums payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

9.

Waivers.  Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects, and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

10.

Unconditional Liability.  Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver, or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to Maker or affecting Maker’s liability hereunder.

11.

Notices.  Any notice called for hereunder shall be deemed properly given if (i) sent by certified or registered mail, return receipt requested, (ii) personally delivered, (iii) dispatched by any form of nationally recognized private or governmental express mail or delivery service providing receipted delivery, or (iv) sent by facsimile, to the following addresses or to such other address as either party may designate by notice in accordance with this Section 11:

If to Maker:

Rainier Acquisition Corporation

1 Penn Plaza, 48th floor

New York, NY 10119

Attn: Gbola Amusa

If to Payee:

Ravenna 7 LLC

1 Penn Plaza, 48th floor

New York, NY 10119

Attn: Jonas Grossman

Notice shall be deemed given on the earlier of (i) actual receipt by the receiving party, (ii) the date shown on a facsimile transmission confirmation, (iii) the date reflected on a signed delivery receipt, or (iv) two (2) business days following tender of delivery or dispatch by express mail or delivery service.

12.

Trust Waiver.  Notwithstanding anything herein to the contrary, the Payee hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any amounts contained in the trust account in which the proceeds of the IPO conducted by the Maker and the proceeds of the sale of securities in a private placement to occur prior to the effectiveness of the IPO, as described in greater detail in the registration statement and prospectus to be filed with the Securities and Exchange Commission in connection with the IPO, will be placed, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim from the trust account or any distribution therefrom for any reason whatsoever. This waiver shall not limit Payee’s right to seek payment or recourse against (i) Maker’s assets held outside the trust account or (ii) assets of Maker or any successor entity following consummation of a business combination. Prior to the consummation of a business combination, repayment of amounts due under this Note shall be made solely from Maker’s assets held outside the trust account.

13.

No Personal Liability.  Under no circumstances shall any individual, including any officer, director, employee, or shareholder of Maker, be obligated personally for any obligations or liabilities of Maker under this Note. Nothing in this Section 13 shall limit or release any obligation arising under a personal guarantee of this Note separately executed and delivered by any individual.

14.

Related Party Matters.  Payee acknowledges that Payee is the sponsor of Maker (or an affiliate of the sponsor of Maker) and that this Note constitutes a related-party transaction. Maker represents that the execution, delivery and performance of this Note have been approved in accordance with Maker’s organizational documents and applicable policies and procedures governing related-party transactions. Maker shall disclose this Note and the transactions contemplated hereby to the extent required by applicable law and regulations in its filings with the Securities and Exchange Commission, including any disclosures relating to sponsor compensation, conflicts of interest, dilution, related-party transactions and the treatment of this Note in connection with Maker’s IPO or any business combination. Maker represents, warrants, and covenants that, to its knowledge, the material terms of this Note are not inconsistent with any public disclosures filed by Maker with the Securities and Exchange Commission as of the date hereof, and Maker shall promptly notify Payee if it determines that any material term of this Note is inconsistent with such disclosures.

15.	Miscellaneous.
(a)

Entire Agreement.  This Note, together with the Prior Note (solely with respect to the Prior Note Draw outstanding thereunder as of the date hereof), constitutes the entire agreement between Maker and Payee with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral, with respect thereto.

(b)	Successors and Assigns. This Note shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
(c)

Counterparts.  This Note may be executed by electronic signature and in counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument. Delivery of an executed counterpart by electronic means shall have the same force and effect as delivery of an original.

(d)

Severability.  Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(e)	Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Maker and the Payee.
(f)

Construction.  THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF. For purposes of this Note: (i) “include,” “includes,” “including,” and words of similar import shall be deemed to be followed by the words “without limitation”; (ii) the word “or” is disjunctive and not exclusive; (iii) the headings and captions in this Note are for convenience of reference only and shall not be considered a part of or affect the construction or interpretation of any provision of this Note; and (iv) this Note shall be deemed to have been jointly drafted by the parties to reflect their mutual intent and shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

(g)

Jurisdiction.  The state and federal courts sitting in New York City, New York (and the courts having appellate jurisdiction therefrom) (collectively, the “Chosen Courts”) have exclusive jurisdiction to settle any dispute arising out of or in connection with this Note (including a dispute relating to any non-contractual obligations arising out of or in connection with this Note) and the parties submit to the exclusive jurisdiction of the Chosen Courts.

(h)

Assignment.  No assignment or transfer of this Note or any rights or obligations hereunder may be made by Maker (by operation of law or otherwise) without the prior written consent of Payee and any attempted assignment without the required consent shall be null and void ab initio. Payee may assign or transfer this Note to any affiliate of Payee without the prior written consent of Maker; provided that any such assignee shall be bound by the terms of Section 12 hereof as a condition to such assignment.

(i)

Further Assurance.  The Maker shall, at its own cost and expense, execute and deliver (or procure to be executed and delivered by any other necessary party) such further documents and take such further actions as Payee may reasonably request to give full effect to this Note.

[Remainder of Page Intentionally Left Blank, Signature Pages Follow.]

IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed on the day and year first above written.

RAINIER ACQUISITION CORPORATION

By:
Name: Gbola Amusa
Title: Chief Executive Officer

Accepted and Agreed:

RAVENNA 7 LLC

By:
Name: Jonas Grossman
Title: Manager

[Signature Page to Grid Promissory Note]